Exhibit 10.1

THIRD AMENDMENT AND SECOND REFINANCING AGREEMENT

This THIRD AMENDMENT AND SECOND REFINANCING AGREEMENT (this “Refinancing Amendment”), dated as of March 21, 2013, which amends that certain Credit Agreement, dated as of October 1, 2010, among the Borrower, Holdings, the Administrative Agent (each as defined below), the lenders from time to time party thereto, and the other agents party thereto (as amended pursuant to the First Amendment and Refinancing Agreement date as of March 1, 2011 and the Second Amendment date as of October 11, 2012, and as otherwise amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), is made by and among NBTY, INC., a Delaware corporation (the “Borrower”), ALPHABET HOLDING COMPANY, INC., a Delaware corporation (“Holdings”), each of the undersigned banks and other financial institutions party hereto as lenders (in such capacity, the “Refinancing Lenders”), BARCLAYS BANK PLC, as Lead Arranger and Bookrunner (the “Arranger”), and BARCLAYS BANK PLC, as administrative agent (in such capacities, the “Administrative Agent”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

WHEREAS, Section 2.20 of the Credit Agreement permits the addition to the Facilities of one or more new term loan facilities and/or new revolving credit facilities of “Specified Refinancing Debt” for the purposes of refinancing all or any portion of the Term B-1 Loans then outstanding under the Credit Agreement, and in all cases subject to certain restrictions and conditions set forth in Sections 2.20 and 10.01 of the Credit Agreement;

WHEREAS, pursuant to Section 2.20(b) of the Credit Agreement, the Borrower desires to create a new class of Term B-2 Loans (as defined below) under, and as defined in, the Amended Credit Agreement (as defined in Section 7 below) having identical terms with, and having the same rights and obligations under the Loan Documents, as the Term B-1 Loans, as set forth in the Credit Agreement and other Loan Documents, except as such terms are amended hereby;

WHEREAS, each Refinancing Lender that is also already a Lender under the Credit Agreement prior to giving effect to this Refinancing Amendment (each, an “Existing Lender”), that executes and delivers a counterpart signature page to this Refinancing Amendment indicating its intention to convert its Term B-1 Loans to Term B-2 Loans on a cashless basis (each, a “Converting Lender”) shall be deemed, upon the effectiveness of this Refinancing Amendment, (a) to have granted the applicable waivers and consents set forth in Sections 1 and 6 below and (b) to have agreed to convert its Term B-1 Loans into Term B-2 Loans (as defined below), if any, in the amount equal to its Term B-1 Loans (or such lesser amount allocated to such Lender by the Administrative Agent);

WHEREAS, each Refinancing Lender that is not, prior to giving effect to this Refinancing Amendment, already a “Lender” under the Credit Agreement (each, an “Additional Lender”) that executes and delivers a counterpart signature page to this Refinancing Amendment will (a) grant the applicable waivers and consents set forth in Section 6 below, and (b) make

Term B-2 Loans in the respective amounts allocated to such Lender by the Administrative Agent;

WHEREAS, the Borrower shall pay (a) to each Term B-1 Lender that is not a Converting Lender all outstanding principal and all accrued and unpaid interest on its Term B-1 Loans to, but not including, the date of effectiveness of this Refinancing Amendment on such date of effectiveness, and (b) to each Term B-1 Lender, in accordance with Section 2.05(a)(iv) of the Credit Agreement, a prepayment premium of 1.00% of the aggregate principal amount of Term B-1 Loans held by such Term B-1 Lender;

WHEREAS, the Borrower, Holdings and the Required Lenders wish to make certain other amendments set forth in Section 3 below, pursuant to Sections 2.20 and 10.01 of the Credit Agreement (such amendments, refinancings, joinders of Additional Lenders, repayment of Loans and termination of Commitments, and other transactions described above are collectively referred to herein as the “Refinancing”);

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.                                          Waivers and Agreements of the Existing Lenders.  Subject to the contemporaneous satisfaction of the conditions precedent set forth in Section 5 hereof, and pursuant to Section 2.20 of the Credit Agreement:

(a)                                 (i) Each Existing Lender, acting pursuant to Section 10.01 of the Credit Agreement, hereby waives the requirement, set forth in Section 2.20(b) of the Credit Agreement, that any “proposed Specified Refinancing Debt shall first be requested on a ratable basis from existing Lenders in respect of the Facility and Loans being refinanced”; (ii) each Existing Lender hereby waives the requirement, set forth in Section 2.20(b) of the Credit Agreement, requiring that existing Lenders be given at least three Business Days to respond to a notice of a proposed issuance of Specified Refinancing Debt; and (iii) each Converting Lender, acting pursuant to Section 2.20 of the Credit Agreement, hereby waives its right to the payment of any breakage, loss or expense under Section 3.05 of the Credit Agreement with respect to its Loans that are being repaid as of the date hereof.

(b)                                 Each Converting Lender hereby agrees to convert its Term B-1 Loans into Term B-2 Loans in the amount set forth on Schedule 2.01 to this Refinancing Amendment, pursuant to and in accordance with Section 2.01(b) of the Credit Agreement.  The Term B-2 Loans provided pursuant to this Refinancing Amendment shall be subject to all of the terms and conditions set forth in the Amended Credit Agreement, and shall be entitled to all the benefits afforded by the Amended Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Collateral Documents.

(c)                                  Each Existing Lender that is a “Term B-1 Lender” under the Credit Agreement hereby waives the requirements of Section 2.05(a) of the Credit Agreement that the Borrower provide three Business Days notice prior to the repayment of the Loans, and that such repayment be in specified aggregate or multiple amounts, in each case in connection with the transactions contemplated by this Refinancing Amendment (for the avoidance of doubt, this Section 1(c) shall not constitute a waiver of the notice requirements set forth in Section 5(j) below).

Section 2.                                          Joinder and Commitments of the Additional Lenders. Subject to the contemporaneous satisfaction of the conditions precedent set forth in Section 5 hereof, and pursuant to Section 2.20 of the Credit Agreement:

(a)                                 Each Additional Lender that has indicated on the counterpart signature page bearing its name that it is prepared to make Term B-2 Commitments and Term B-2 Loans under, and pursuant to, the Amended Credit Agreement (such Additional Lender, a “Additional Term B-2 Lender”), hereby agrees to provide the Term B-2 Commitments set forth opposite its name under the heading “Term B-2 Commitment” on Schedule 2.01 to this Refinancing Amendment, pursuant to and in accordance with Section 2.01(b) of the Credit Agreement.  The additional Term B-2 Commitments provided pursuant to this Refinancing Amendment shall be subject to all of the terms and conditions set forth in the Amended Credit Agreement, and shall be entitled to all the benefits afforded by the Amended Credit Agreement and the other Loan Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Collateral Documents.

(b)                                 Each Additional Term B-2 Lender, the Borrower, Holdings and the Administrative Agent hereby acknowledge and agree that the Term B-2 Commitments provided by each Additional Term B-2 Lender pursuant hereto shall constitute Term B-2 Commitments for all purposes of the Amended Credit Agreement and the other applicable Loan Documents.  Each Additional Term B-2 Lender hereby agrees to make a Term B-2 Loan to the Borrower in an amount equal to its Term B-2 Commitment on the Second Refinancing Date, in accordance with Section 2.01(c) of the Amended Credit Agreement.

(c)                                  Each Additional Lender (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Refinancing Amendment; (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Additional Lender, or any other Lender or Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Amended Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Amended Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Amended Credit Agreement are required to be performed by it as a Lender.

(d)                                 Upon (i) the execution and delivery of a counterpart of this Refinancing Amendment by each Additional Lender, the Administrative Agent and the Borrower, and (ii) the delivery to the Administrative Agent of a fully executed counterpart of this Refinancing

Amendment (including by way of telecopy or other electronic transmission of a scanned image), each of the undersigned Additional Lenders shall become Lenders under the Credit Agreement, and shall have the respective Commitments set forth on Schedule 2.01 hereto, effective as of the Second Refinancing Date.

(e)                                  For each Additional Lender, delivered herewith to the Administrative Agent are such forms, certificates or other evidence with respect to United States federal income tax withholding matters as such Additional Lender may be required to deliver to the Administrative Agent pursuant to Section 10.15 of the Credit Agreement.

Section 3.                                          Amendments to the Credit Agreement.  Pursuant to Section 2.20 of the Credit Agreement, in order to give full effect to the Commitments and Credit Extensions made by the Refinancing Lenders under, and pursuant to, this Refinancing Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, each of the Borrower, Holdings, each Refinancing Lender and the Administrative Agent hereby agree and consent to the amendment of Credit Agreement as set forth below in this Section 3.

(a)                                 The following defined terms shall be added to Section 1.01 of the Credit Agreement, in alphabetical order:

“Continuing Lender” has the meaning set forth in the Third Amendment and Second Refinancing Agreement.

“Refinancing Lenders” has the meaning given to such term in the Third Amendment and Second Refinancing Agreement.

“Second Refinancing Date” means the first date all of the conditions precedent in Section 5 of the Third Amendment and Second Refinancing Agreement are satisfied or waived in accordance with Section 2.20 hereof, and on which the Term B-2 Borrowings are advanced.

“Term B-2 Borrowing” means a borrowing consisting of simultaneous Term B-2 Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term B-2 Lenders pursuant to Section 2.01(b).

“Term B-2 Commitment” means, as to each Term B-2 Lender, its obligation to make Term B-2 Loans to the Borrower pursuant to Section 2.01(b) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term B-2 Lender’s name on Schedule 2.01 hereto under the heading “Term B-2 Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term B-2 Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.  The initial aggregate amount of the Term B-2 Commitments is $1,507,500,000.

“Term B-2 Facility” means, at any time, (a) prior to the Second Refinancing Date, the aggregate Term B-2 Commitments of all Term B-2 Lenders at such time, and (b) thereafter, the aggregate Term B-2 Loans of all Term B-2 Lenders at such time.

“Term B-2 Increase Effective Date” has the meaning specified in Section 2.16(d).

“Term B-2 Lender” means (a) at any time on or prior to the Second Refinancing Date, any Lender that has a Term B-2 Commitment at such time and, (b) at any time after the Second

Refinancing Date, any Lender that holds Term B-2 Loans at such time.

“Term B-2 Loan” means an advance made, or deemed to be made, by any Term B-2 Lender under the Term B-2 Facility, pursuant to Section 2.01(b).

“Term B-2 Note” means a promissory note of the Borrower payable to the order of any Term B-2 Lender, in substantially the form of Exhibit C-2 hereto, evidencing the indebtedness of the Borrower to such Term B-2 Lender resulting from the Term B-2 Loans made or held by such Term B-2 Lender.

“Third Amendment and Second Refinancing Agreement” means the Third Amendment and Second Refinancing Agreement, dated as of March 21, 2013, made by and among the Borrower, Holdings, the Administrative Agent, and each of the Lenders party thereto.

(b)                                 All references to “Term B-1 Borrowing”, “Term B-1 Commitment”, “Term B-1 Facility”, “Term B-1 Increase Effective Date”, “Term B-1 Lender”, “Term B-1 Loan” and “Term B-1 Note”, and all heading references using these and similar terms, in the Credit Agreement and the other Loan Documents shall be deemed to be references to “Term B-2 Borrowing”, “Term B-2 Commitment”, “Term B-2 Facility”, “Term B-2 Increase Effective Date”, “Term B-2 Lender”, “Term B-2 Loan” and “Term B-2 Note”, respectively, unless (x) the context shall require otherwise or (y) such terms shall be specifically employed as a result of an amendment made pursuant to this Section 3).

(c)                                  The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by deleting clause (a) of such definition in its entirety and replacing it with the following:

“(a)                           with respect to Term B-2 Loans (i) 2.50% per annum for Eurodollar Rate Loans, and (ii) 1.50% per annum for Base Rate Loans; and”

(d)                                 The definition of “Cash Management Bank” in Section 1.01 of the Credit Agreement is hereby amended by deleting the phrase “as of the Closing Date,” in clause (ii) of such definition, and replacing it with the phrase “as of the Closing Date, or as of the First Refinancing Date or the Second Refinancing Date,”.

(e)                                  The definition of “Hedge Bank” in Section 1.01 of the Credit Agreement is hereby amended by deleting the phrase “as of the Closing Date,” in clause (ii) of such definition, and replacing it with the phrase “as of the Closing Date, or as of the First Refinancing Date or the Second Refinancing Date,”.

(f)                                   The definition of “Loan Documents” in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the word “and” prior to clause (x) thereof and replacing it with a comma, and (ii) inserting the phrase “, and (xi) the Third Amendment and Second Refinancing Agreement” immediately preceding the period at the end of such definition.

(g)                                  The definition of “Specified Refinancing Term Loans” in Section 1.01 of the Credit Agreement is hereby amended by inserting a parenthetical clause stating “(for the avoidance of doubt, the Term B-2 Loans shall, at the time made, constitute “Specified

Refinancing Term Loans” with respect to the term loan indebtedness refinanced thereby)” immediately preceding the period at the end of such definition.

(h)                                 Section 2.01(b) of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing such deleted Section with the following.

(b)                                 The Term B-2 Borrowing.  (i) Subject to the terms and conditions hereof, and of the Third Amendment and Second Refinancing Agreement, each Term B-2 Lender severally agrees to make a Term B-2 Loan to the Borrower on the Second Refinancing Date in the principal amount equal to its Term B-2 Commitment on the Second Refinancing Date.  In the case of each Term B-2 Lender that is a Continuing Lender, such Term B-2 Loan shall be made by converting its “Term B-1 Loan” (as defined in this Agreement immediately prior to giving effect to the Third Amendment and Second Refinancing Agreement) into a Term B-2 Loan.

(ii)                                  The Borrower shall, pursuant to the Third Amendment and Second Refinancing Agreement, and concurrently with its receipt of the proceeds of the Term B-2 Loans, pay (A) to all “Term B-1 Lenders” (in respect of all “Term B-1 Loans” existing prior to the Second Refinancing Date) which are not Continuing Lenders, all outstanding principal amounts and all accrued and unpaid interest on the “Term B-1 Loans” to, but not including, the Second Refinancing Date and (B) to all “Term B-1 Lenders” the prepayment premium pursuant to Section 2.05(a)(iv), and (C) to the “Term B-1 Lenders” not party to the Third Amendment and Second Refinancing Agreement, any applicable breakage loss or expense under Section 3.05.

(iii)                               The Term B-2 Loans shall have the same terms as the “Term B-1 Loans” as set forth in the Credit Agreement and Loan Documents (prior to Second Refinancing Date), except as such terms are modified by the Third Amendment and Second Refinancing Agreement.  For the avoidance of doubt, the Term B-2 Loans (and all principal, interest and other amounts in respect thereof) will constitute “Obligations” under the Credit Agreement and the other Loan Documents and shall have the same rights and obligations under the Credit Agreement and Loan Documents as the “Term B-1 Loans” enjoyed prior to the Second Refinancing Date (other than as modified by the Third Amendment and Second Refinancing Agreement).

(iv)                              The Term B-2 Borrowing shall consist of Term B-2 Loans made simultaneously by the Term B-2 Lenders in accordance with their respective Term B-2 Commitments.  Amounts borrowed under this Section 2.01(b) and subsequently repaid or prepaid may not be reborrowed.  Term B-2 Loans may be Base Rate Loans or Eurodollar Rate Loans as further provided herein.

(i)                                     Section 2.05(a)(i) of the Credit Agreement is hereby amended by deleting the last sentence of such Section in its entirety and replacing it with the following:

Subject to Section 2.19, each prepayment of outstanding Loans under the Term B-2 Loan Facility pursuant to this Section 2.05(a) shall be applied to the principal repayment installments of the Term B-2 Facility, as directed by the Borrower; and each such prepayment shall be paid to the Term B-2 Lenders on a pro rata basis.

(j)                                    Section 2.05(a)(iv) of the Credit Agreement is hereby amended by deleting the phrase “within one (1) year after the First Refinancing Date” and replacing it with the phrase “within one (1) year after the Second Refinancing Date.”

(k)                                 Section 2.07 of the Credit Agreement is hereby amended by deleting the text and table of clause (b) of such Section in its entirety and replacing them with the following text:

(a)                                 Term B-2 Loans.  The Borrower shall repay to the Administrative Agent for the ratable account of the Term B-2 Lenders the aggregate principal amount of all Term B-2 Loans outstanding on the Maturity Date for the Term B-2 Facility.

(l)                                     Sections 5.08, 5.12, and 5.19 of the Credit Agreement are hereby amended by replacing each instance of the term “First Refinancing Date” therein with the term “Second Refinancing Date.”

(m)                             Section 6.11 of the Credit Agreement is hereby amended by deleting the text of such Section in its entirety and replacing it with the following text:

Use the proceeds of the Term B-2 Borrowings to refinance a portion of the amounts outstanding under the then-outstanding term loans on the Second Refinancing Date, and use amounts borrowed under the Revolving Credit Facility (A) to finance the working capital needs of the Borrower and its Restricted Subsidiaries and (B) for general corporate purposes of the Borrower and its Restricted Subsidiaries (including Permitted Acquisitions and other Investments permitted hereunder), in each case not in contravention of any Law or of any Loan Document.

(n)                                 The list of Exhibits in the Credit Agreement is hereby amended by amending the reference to the “C-2 Term B-1 Note” to become a reference to the “C-2 Term B-2 Note”.

(o)                                 Schedule 2.01 to the Credit Agreement is hereby amended by replacing the “Schedule 2.01” presently attached to the Credit Agreement with the “Schedule 2.01” attached to this Refinancing Amendment.

(p)                                 Exhibit C-2 to the Credit Agreement is hereby amended by replacing the “Exhibit C-2” presently attached to the Credit Agreement with the “Exhibit C-2” attached to this Refinancing Amendment.

Section 4.                                          Representations and Warranties.  Each of Holdings and the Borrower hereby represents and warrants to the Refinancing Lenders, the Administrative Agent and the Agents, as of the date hereof and the Second Refinancing Date that:

(a)                                 Before and after giving effect to this Refinancing Amendment, the representations and warranties of the Borrower and Holdings contained in Article V of the Amended Credit Agreement, or in any other Loan Document, shall be true and correct in all material respects (and in all respects if already qualified by materiality or Material Adverse Effect) on and as of such date, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if already qualified by materiality or Material Adverse Effect) as of such earlier date and (ii) that for purposes of this Section 4, the representations and warranties contained in Section 5.05(a) of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished prior to the Closing Date or pursuant to Section 6.01(a) and Section 6.01(b) of the Credit Agreement.

(b)                                 At the time of and after giving effect to this Refinancing Amendment, no Default or Event of Default has occurred and is continuing.

Section 5.                                          Conditions to Effectiveness.  This Refinancing Amendment, and the obligations of the Refinancing Lenders to make their respective Commitments, and to fund their respective Loans, as specified in Sections 1 and 2 hereof and in Section 2.01 of the Amended Credit Agreement, shall become effective on and as of the Business Day occurring on or before March 21, 2013 on which the following conditions precedent shall have been satisfied or waived in accordance with Section 10.01 of the Amended Credit Agreement (such date, the “Second Refinancing Date”):

(a)                                 The receipt by the Administrative Agent (or its counsel) of the following, each of which shall be originals or facsimiles or “.pdf” files (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated as of the Second Refinancing Date (or, in the case of certificates of governmental officials, a recent date before the Second Refinancing Date) and each in form and substance reasonably satisfactory to the Administrative Agent:

(1)                                 executed counterparts of this Refinancing Amendment (including counterparts executed and delivered by Term B-2 Lenders representing sufficient Term B-2 Commitments to refinance in full the Term B-1 Loans;

(2)                                 counterparts to a reaffirmation agreement, executed by each Loan Party that is not a party to this Refinancing Amendment, reaffirming their guarantees and grants of security made pursuant to the Loan Documents, which reaffirmation agreement shall be in form and substance reasonably acceptable to the Administrative Agent; and

(3)                                 a Note executed by the Borrower in favor of each Lender who shall have requested a Note not less than three Business Days prior to the Second Refinancing Date.

(b)                                 The receipt by the Administrative Agent (or its counsel) of the following, each of which shall be originals or facsimiles or “.pdf” files (followed promptly by originals) unless otherwise specified;

(1)                                 such customary certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each of the Borrower and Holdings as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Refinancing Amendment and any other documents executed in conjunction herewith to which the Borrower and Holdings is a party, or is to be a party;

(2)                                 such documents and certifications (including, without limitation, Organizational Documents and good standing certificates) as the Administrative Agent may reasonably require to evidence that each of the Borrower and Holdings is duly organized or formed, and that each of the Borrower and Holdings is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to be so qualified could not reasonably be expected to have a Material Adverse Effect;

(3)                                 an opinion of Latham & Watkins LLP, counsel to the Borrower and Holdings, addressed to each the Administration Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent; and

(4)                                 not later than 1:00 p.m. (New York City time) on the Business Day immediately preceding the date of the proposed Credit Extensions pursuant hereto, one or more Committed Loan Notices delivered in respect of the initial Credit Extensions to be made under the Term B-2 Facility under the Amended Credit Agreement.

(c)                                  The Administrative Agent shall have received a solvency certificate from the chief financial officer of the Borrower (prepared giving effect to the Refinancing), substantially in the form attached to the Credit Agreement as Exhibit I, together with supporting financial statements and calculations to the extent reasonably requested by the Administrative Agent.

(d)                                 No Default or Event of Default shall exist, or would result from the execution and delivery of this Refinancing Amendment, from the Refinancing and the related Credit Extensions, or from the application of the proceeds of such Credit Extensions.

(e)                                  The representations and warranties of the Borrower and Holdings made pursuant to Section 4 of this Refinancing Amendment shall be true and correct as of the Second Refinancing Date.

(f)                                   After giving effect to the Refinancing and the related Credit Extensions, the Borrower shall be in Pro Forma Compliance with the financial covenant set out in Section 7.11 of the Credit Agreement for the four-quarter period to which the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b) of the Credit Agreement relates.

(g)                                  Except to the extent that such conditions shall have been waived pursuant to Section 1 of this Refinancing Amendment, the conditions to the incurrence of Specified Refinancing Debt set forth in Section 2.20 shall be satisfied as of the Second Refinancing Date.

(h)                                 The Administrative Agent shall have received a certificate from the chief executive officer or chief financial officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying as to the matters set forth in Sections 5(d), 5(e) and 5(f) hereof, and with respect to the conditions set forth in Section 2.20(a) of the Credit Agreement, Section 5(g) hereof; provided, that such certificate shall include reasonably detailed calculations demonstrating compliance with, and satisfaction of, the conditions set forth in Section 5(f) above.

(i)                                     The Administrative Agent shall have received a copy of the written notice from the Borrower requesting the Credit Extensions constituting the Specified Refinancing Debt, executed and delivered by the Borrower pursuant to Section 2.20(b) of the Credit Agreement.

(j)                                    Not later than 1:00 p.m. (New York City time) on the Business Day immediately preceding the date of the anticipated prepayments pursuant hereto, the Administrative Agent shall have received a prepayment and commitment reduction notice issued by the Borrower indicating (i) the anticipated date of such prepayments, and (ii) the Borrower’s intention to repay in full of the Term B-1 Loans on the terms set forth in this Refinancing Amendment.

(k)                                 All costs, fees, expenses (including without limitation legal fees and expenses, title premiums, survey charges and recording taxes and fees) and other compensation contemplated by (A) the Credit Agreement, and (B) the Engagement Letter, dated as of March 21, 2013, among the Borrower, Holdings and the Arrangers (the “Engagement Letter”), payable to the Arrangers, the Agents or the Lenders shall have been paid to the extent due (and, in the case of expenses, invoiced in reasonable detail) and required to be paid on the Second Refinancing Date shall have been paid.

(l)                                     The Borrower shall have paid to the Administrative Agent on the Second Refinancing Date, for the account of the Term B-1 Lenders under the Credit Agreement, (x) all outstanding principal amounts under, and all accrued and unpaid interest on, the Term B-1 Loans of each Term B-1 Lender that is not a Converting Lender to, but not including, the Second Refinancing Date and (y) the prepayment premium payable pursuant to Section 2.05(a)(iv) of the Credit Agreement.

Section 6.                                          Refinancing Lender Waivers.  The Refinancing Lenders and the Administrative Agent each hereby consent and agree that, notwithstanding the provisions of Section 2.02(a) of the Amended Credit Agreement, the Borrower may deliver one or more Committed Loan Notices in respect of the initial Credit Extensions to be made on the Second Refinancing Date under the Term B-2 Facility and under the Revolving Credit Facility (under the Amended Credit Agreement), not later than 1:00 p.m. E.S.T. on the Business Day immediately preceding the date of such proposed Credit Extensions.

Section 7.                                          Reference to and Effect on the Credit Agreement; Confirmation of Holdings.

(a)                                 On and after the effectiveness of this Refinancing Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by, and after giving effect to, this Refinancing Amendment (the Credit Agreement, as so amended, the “Amended Credit Agreement”).

(b)                                 Each Loan Document, after giving effect to this Refinancing Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed, except that, on and after the effectiveness of this Agreement, each reference in each of the Loan Documents (including the Security Agreement, each Guaranty and the other Collateral Documents) to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by, and after giving effect to, this Refinancing Amendment.  Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Secured Obligations of the Loan Parties under the Loan Documents, as amended by, and after giving effect to, this Refinancing Amendment, in each case subject to the terms thereof.

(c)                                  Each Loan Party party hereto hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party, (ii) ratifies and reaffirms each grant of a lien on, or security interest in, its property made pursuant to the Collateral Documents (including, without limitation, the grant of security made by such Loan Party pursuant to the Security Agreement) and confirms that such liens and security interests continue to secure the Secured Obligations under the Loan Documents, including, without limitation, all Obligations resulting from or incurred pursuant to the this Refinancing Amendment and the Credit Extensions made pursuant hereto, in each case subject to the terms thereof, and (iii) in the case of each Guarantor, ratifies and reaffirms its guaranty of the Obligations pursuant to the Guaranty to which it is a party.

(d)                                 The execution, delivery and effectiveness of this Refinancing Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, or constitute a waiver of any provision of any of the Loan Documents.

Section 8.                                          Costs, Expenses.  The Borrower hereby agrees to pay on demand all reasonable out of pocket costs and expenses of the Administrative Agent and the Arrangers (including without limitation legal fees and expenses, title premiums, survey charges and recording taxes and fees)  in connection with the preparation, execution and delivery of this Refinancing Amendment and the other instruments and documents to be delivered hereunder, in accordance with the terms of Section 10.04 of the Credit Agreement.

Section 9.                                          Initial Syndication of Term B-2 Loans.  The Borrower, pursuant to its consent right with respect the assignment of Loans under Section 10.07(b) of the Amended Credit Agreement, hereby consents to the assignment of any or all of the Loans and Commitments (in each case, as defined in the Amended Credit Agreement) made pursuant hereto in connection with the initial syndication of such Loans and Commitments (a) by any Lender party hereto to (i) any of the persons listed on the list of prospective lenders delivered to the Borrower by the Administrative Agent or its counsel on or prior to the date hereof, or to the affiliates of and/or funds managed or controlled by, such persons (collectively, the “Prospective Lenders”) or (ii) any Arranger, any Lender or any affiliate of any Arranger or any Lender, and/or

(b) by any Lender, any Arranger or any affiliate of any Arranger or any Lender to any Prospective Lender.

Section 10.                                   Counterparts.  This Refinancing Amendment may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery by telecopier or other electronic transmission of a scanned image of an executed counterpart of a signature page to this Refinancing Amendment and each other Loan Document shall be effective as delivery of an original executed counterpart of this Refinancing Amendment and such other Loan Document.  The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof; provided, that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

Section 11.                                   Survival of Representations and Warranties.  All representations and warranties made hereunder or in other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof.  Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Section 12.                                   Loan Document.  This Refinancing Amendment is a “Loan Document” under, and as defined in, the Amended Credit Agreement, and may not be amended, modified or waived except in accordance with the terms and conditions of Section 10.01 of the Amended Credit Agreement.

Section 13.                                   Integration.  This Refinancing Amendment, along with the Amended Credit Agreement, the Engagement Letter and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

Section 14.                                   Severability.  If any provision of this Refinancing Amendment or any other Loan Document is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Refinancing Amendment and the other Loan Documents shall not be affected or impaired thereby.  The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 15.                                   Headings.  The headings of this Refinancing Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 16.                                   WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS REFINANCING AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS REFINANCING AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.

SECTION 17.                  GOVERNING LAW.  THIS REFINANCING AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment and Second Refinancing Agreement to be duly executed as of the date first above written.

NBTY, INC.

By:	/s/ Michael Collins
Name: Michael Collins
Title: Chief Financial Officer

ALPHABET HOLDING COMPANY, INC.

By:	/s/ Michael Collins
Name: Michael Collins
Title: Chief Financial Officer

[SIGNATURE PAGE]

BARCLAYS BANK PLC,
as Administrative Agent

By:	/s/ Davide Barton
Name: Davide Barton
Title: Director

[Lender signature pages to be provided separately pursuant to a memorandum to Lenders.]

[SIGNATURE PAGE]